Exhibit 23.5

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in this amendment No. 2 to Registration Statement No. 333-73022 of HEARx LTD. on Form S-4 of our report dated February 19, 1999 with respect to the audited consolidated statements of earnings, retained earnings and cash flows of Helix Hearing Care of America Corp. for the year ended November 30, 1998 appearing in the joint proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such joint proxy statement/prospectus.

Demers Beaulne
General Partnership of Chartered Accountants

Montreal, Quebec
February 7, 2002